Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

CSX Corporation

(Exact name of obligor as specified in its charter)

Virginia	62-1051971
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

500 Water Street, 15th Floor
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 27th day of February, 2003.

JPMORGAN CHASE BANK

By:	/s/ William G. Keenan
William G. Keenan Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2002, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$17,141
Interest-bearing balances	13,564
Securities:
Held to maturity securities	408
Available for sale securities	74,344
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	7,094
Securities purchased under agreements to resell	72,512
Loans and lease financing receivables:
Loans and leases held for sale	17,153
Loans and leases, net of unearned income $161,915
Less: Allowance for loan and lease losses 3,458
Loans and leases, net of unearned income and allowance	158,457
Trading Assets	186,290
Premises and fixed assets (including capitalized leases)	6,177
Other real estate owned	57
Investments in unconsolidated subsidiaries and associated companies	326
Customers’ liability to this bank on acceptances outstanding	281
Intangible assets
Goodwill	2,168
Other Intangible assets	3,696
Other assets	45,403
TOTAL ASSETS	$605,071

LIABILITIES
Deposits
In domestic offices	$167,400
Noninterest-bearing $ 66,691
Interest-bearing 100,709
In foreign offices, Edge and Agreement subsidiaries and IBF’s	118,273
Noninterest-bearing $ 8,445
Interest-bearing 109,828
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	6,317
Securities sold under agreements to repurchase	105,558
Trading liabilities	126,199
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	11,025
Bank’s liability on acceptances executed and outstanding	304
Subordinated notes and debentures	7,895
Other liabilities	25,977
TOTAL LIABILITIES	568,948
Minority Interest in consolidated subsidiaries	91
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,304
Retained earnings	16,560
Accumulated other comprehensive income	1,383
Other equity capital components	0
TOTAL EQUITY CAPITAL	36,032

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$605,071

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.)

HANS W. BECHERER         ) DIRECTORS

LAWRENCE A. BOSSIDY   )

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